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                                                                     EXHIBIT 3.3

                                                         PAGE 1
                                     DELAWARE
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     "BLUE COAT SYSTEMS, INC." A DELAWARE CORPORATION, WITH AND INTO "CACHEFLOW INC." UNDER THE NAME OF "BLUE COAT SYSTEMS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIRST DAY OF AUGUST, A.D. 2002, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                       /s/ Harriet Smith Windsor
[SEAL]                                 -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2599317 B1OOM                                            AUTHENTICATION: 1945506

020527177                                                         DATE: 08-21-02

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/21/2002
                                                          020527177 - 2599317

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                 CACHEFLOW INC.

                                      WITH

                             BLUE COAT SYSTEMS, INC.

         ---------------------------------------------------------------
                         Pursuant to section 253 of the
                General Corporation Law of the State of Delaware
         ---------------------------------------------------------------

                                    *********

     CacheFlow Inc., a corporation organized and existing under the General Corporation Laws of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That this corporation owns all of the outstanding shares Blue
Coat Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

     SECOND:   That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held pursuant to Section 141(b) of the General Corporation Law of the State of Delaware on the 14th day of August, 2002, determined to merge Blue Coat Systems, Inc. into itself on the terms and conditions set forth in such resolutions:

          RESOLVED that Blue Coat Systems, Inc. be merged with and into the Company and that the Company be the surviving corporation in such merger.

          FURTHER RESOLVED that the merger shall become effective upon the date and time of the filing of a Certificate of

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     Ownership and Merger with a Secretary of State of the State of
     Delaware.

          FURTHER RESOLVED that upon the effectiveness of the merger, the Company shall assume all of the liabilities and obligations of Blue Coat Systems, Inc.

          FURTHER RESOLVED that upon the effectiveness of the merger, the name of the Corporation shall be changed to "Blue Coat Systems, Inc." and Article I of the Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

          "The name of the corporation is Blue Coat Systems, Inc. (the "Corporation")."

                                        2

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          IN WITNESS WHEREOF, said CacheFlow Inc. has caused this certificate to be signed by Brian NeSmith, its President, and attested by Robert Verheecke, its Secretary, this 20th day of August, 2002.

                                          CACHEFLOW INC.

                                          By: /s/ B. M. NeSmith
                                              ------------------------
                                              Brian NeSmith, President

By: /s/ Robert Verheecke
    ---------------------------
    Robert Verheecke, Secretary

                                        3